Exhibit 4(10)
FORM OF CANARGO ENERGY CORPORATION SUBSCRIPTION RIGHTS CERTIFICATE
TO SUBSCRIBE FOR SHARES OF COMMON STOCK
THE RIGHTS REPRESENTED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE EXERCISABLE ON OR BEFORE 4:00 P.M., U.S EASTERN TIME (10:00 P.M. CET), ON OCTOBER 24, 2008, UNLESS EXTENDED BY THE COMPANY.
Pursuant to the rights offering (the “Rights Offering”) of CanArgo Energy Corporation, a Delaware corporation (the “Company”), each subscription right represented by this Subscription Rights Certificate (each a “Right”) entitles the holder hereof to subscribe for and purchase one (1) share of the Company’s common stock, par value $0.10 per share (“Common Stock”), at a subscription price of $0.10 per full share. All exercises of the Rights are irrevocable. Fractional shares of Common Stock will not be issued in the Rights Offering. Certificates representing shares of Common Stock purchased pursuant to the Rights Offering will be issued by Computershare, the U.S. Subscription Agent for the Rights Offering (the “U.S. Subscription Agent”), as soon as practicable following the expiration date of the Rights Offering.
For a more complete description of the terms and conditions of the Rights and the Rights Offering, please refer to the accompanying prospectus dated •, 2008 (the “Prospectus”), which is incorporated herein by reference and controls in the event that there is a conflict between this Subscription Rights Certificate and the Prospectus. Copies of the Prospectus are available upon request from the U.S. Subscription Agent (303) 262-0600 and banks and brokerage firms can call the U.S. Subscription Agent toll free at (800) 962-4284.
The Rights represented by this Subscription Rights Certificate are transferable and may be combined or divided (but only into whole Rights) at the office of the U.S. Subscription Agent. The U.S. Subscription Agent will only facilitate transfers of the Rights until 5:00 p.m., U.S. Eastern time, on October 21, 2008, three business days prior to the scheduled October 24, 2008 expiration date of the Rights Offering in the U.S. The holder of this Subscription Rights Certificate should be aware that if such holder chooses to exercise, assign, transfer or sell only part of the Rights, they may not receive a new Subscription Rights Certificate in sufficient time to exercise, assign, transfer or sell the remaining Rights evidenced hereby. -

Œ	Please complete the back if you would like to request special mailing.

SUBSCRIPTION RIGHTS CERTIFICATE NUMBER	CUSIP # 137225 116

NUMBER OF RIGHTS
Dated: October 6, 2008

Vincent McDonnell President/CEO	Jeffrey Wilkins CFO/Corp Secretary	Countersigned by: Computershare Trust Company, N.A.

     SUBSCRIPTION FOR SHARES: To subscribe for shares of Common Stock pursuant to your Rights, please complete boxes “A,” “B” and “C” and Section 1. If you want a new Subscription Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, check box “E” below, and indicate the address to which the shares of Common Stock should be delivered in Section 1. Full payment for shares of Common Stock subscribed for pursuant to the Rights should be made payable to Computershare, the U.S. Subscription Agent, and accompanied by either a Notice of Guaranteed Delivery or this Subscription Rights Certificate. Please reference the Number of this Subscription Rights Certificate (set forth above) on your check, cashier’s check, bank draft, money order or Notice of Guaranteed Delivery.
     If you do not indicate the number of Rights being exercised, or do not forward full payment of the total Subscription Price payment for the number of Rights that you indicate are being exercised, then you will be deemed to have exercised the maximum number of Rights that may be exercised with the aggregate Subscription Price payment you delivered to the U.S. Subscription Agent. If you subscribe for fewer than all of the shares represented by the Subscription Rights Certificate and do not indicate in box “E” below that you want a new Subscription Rights Certificate evidencing any unexercised Rights delivered to you or to someone else, you will be deemed to have elected not to subscribe for the remaining shares represented by the Subscription Rights Certificate, after which the remaining shares shall be purchased by the Standby Underwriters (as described in the Prospectus).
     TRANSFER OF RIGHTS: If you want some or all of your unexercised Rights transferred to a designated transferee, or to a bank or broker to sell for you, check box “F” below and complete Section 2. If you do not indicate the number of Rights to be transferred, then you will be deemed to have requested the transfer of all of such Rights.
     SALE OF RIGHTS: If you want the U.S. Subscription Agent to sell all of your unexercised Rights, check box “D” below and complete Section 1.

Holder ID	Coy	Class	Rights Qty Issued	Rights Cert #
12345678	xxxx	Rights	xxx.xxxxxx	12345678

A.	Rights (1 Right = 1 share of Common Stock) I exercise		X	1	=
		(no. of Rights)		(ratio)		(no. of new shares)

B.	Therefore, I apply for (do not include fractional shares in “no. of new shares”):		X	$0.10	=$
		(no. of new shares)		(subscription price)		(amount enclosed)

C.	Amount Enclosed (from Box B) $
D.	☐ Sell unexercised Rights
E.	☐ Deliver a Subscription Rights Certificate representing unexercised Rights to the address in Section 1 below.
F.	☐ Transfer unexercised Rights to the Transferee designated in Section 2 below.
G.	☐ Issue shares of Common Stock received upon exercise of your Rights or any refund check in someone else’s name as provided in Section 3.

SECTION 1:
☐ TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated in box “A” upon the terms and conditions specified in the Prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, the Company may exercise any remedies available to it under law.
☐ TO SELL RIGHTS: I authorize the sale of all of the Rights by the U.S. Subscription Agent according to the procedures described in the Prospectus.
I hereby acknowledge receipt of the Prospectus, which is incorporated by reference herein.

Signature of Subscriber(s)	Signature of Subscriber(s)
Address for delivery of shares of Common Stock or Subscription Rights Certificates representing unexercised Rights (if permanent change of address, check here ☐)
Your telephone number:
Your email address:
IMPORTANT: Signature guarantee by an eligible guarantor institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934), such as (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union is required if this Rights certificate provides that the shares of Common Stock subscribed for, or Subscription Rights Certificates representing unexercised Rights are not to be delivered to you as record holder of this Subscription Rights Certificate, unless you are an eligible guarantor institution:

Signature:
(name of bank or firm)

Guaranteed By:
(signature/title)
SECTION 2:
☐ TO TRANSFER RIGHTS: For value received, I authorize the transfer of the number of Rights indicated in box “F” to:

(Print full Name of Transferee)

(Print full Address of Transferee)

I hereby acknowledge receipt of the Prospectus, which is incorporated by reference herein.

(Signature of Transferor)

IMPORTANT: Unless the transferor is an eligible guarantor institution, the signature of the transferor must be guaranteed by an eligible guarantor institution (as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934), such as: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union.

Signature:
(name of bank or firm)
Guaranteed By:
(signature/title)
SECTION 3:
Special Transfer Instructions
☐ If you want your shares of Common Stock received upon exercise of Rights or any refund check to be issued in another name, fill in this section with the information for the new account name.

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)

(Tax Identification or Social Security Number
☐ If you want your shares of Common Stock received upon exercise of Rights or any refund check to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail certificate(s) and check(s) to:

Name (Please Print First, Middle & Last Name)

Address (Number and Street)

(City, State & Zip Code)
Signature Guarantee Medallion
If Special Transfer Instructions are selected, the signature of the Rights holder must be guaranteed by an eligible guarantor institution (unless you are an eligible guarantor institution).

(Title of Officer Signing this Guarantee)

(Name of Guarantor – Please Print)

(Address of Guarantor Firm)

PLEASE SEND THIS COMPLETED SUBSCRIPTION RIGHTS CERTIFICATE (OR NOTICE OF
GUARANTEED DELIVERY) AND PAYMENT BY MAIL, BY HAND OR BY OVERNIGHT COURIER TO:
U.S. Subscription Agent:
Computershare
250 Royall Street
Canton, MA 02021
THIS RIGHTS OFFERING IN THE UNITED STATES EXPIRES AT 4:00 P.M., U.S. EASTERN TIME, ON OCTOBER 24, 2008, UNLESS EXTENDED, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER.